As filed with the U.S. Securities and Exchange Commission on March 4, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NeuroPace, Inc.

(Exact name of registrant as specified in its charter)

Delaware	22-3550230
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

455 N. Bernardo Avenue

Mountain View, California 94043

(650) 237-2700

(Address of Principal Executive Offices) (Zip Code)

NeuroPace, Inc. 2021 Equity Incentive Plan

NeuroPace, Inc. 2021 Employee Stock Purchase Plan

(Full titles of the plans)

Joel Becker

Chief Executive Officer

NeuroPace, Inc.

455 N. Bernardo Avenue

Mountain View, California 94043

(650) 237-2700

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Mark B. Weeks

Jaime L. Chase

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by NeuroPace, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering (i) an additional 1,507,251 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), to be issued pursuant to the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) and (ii) an additional 301,450 shares of Common Stock to be issued pursuant to the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”). The Registrant previously registered shares of its Common Stock for issuance under the 2021 Plan and 2021 ESPP on Registration Statements on Form S-8 filed with the Commission on April 23, 2021 (File No. 333-255453), March 11, 2022 (File No. 333-263462), March 2, 2023 (File No. 333-270246) and March  5, 2024 (File No. 333-277683) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the 2021 Plan and 2021 ESPP, are incorporated herein by reference and made part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

The following documents filed by NeuroPace, Inc. (the “Registrant”) with the Commission (File No. 001-40337) are incorporated by reference into this Registration Statement:

(a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 4, 2025;

(b) the Registrant’s Current Reports on Form 8-K filed on January  8, 2025, January  28, 2025, February  14, 2025, February  18, 2025 and February 20, 2025; and

(c) the description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed on April 14, 2021 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. The Registrant is not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.Exhibits.

The exhibits to this Registration Statement are listed below:

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-40337	3.1	April 26, 2021

4.2	Amended and Restated Bylaws of the Registrant.	S-1/A	333-254663	3.4	April 14, 2021

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	2021 Equity Incentive Plan.	S-1/A	333-254663	10.6	April 14, 2021

99.2	2021 Employee Stock Purchase Plan.	S-1/A	333-254663	10.8	April 14, 2021

107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 4th day of March 2025.

NeuroPace, Inc.

By:	/s/ Joel Becker
Joel Becker
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joel Becker and Rebecca Kuhn, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her in any and all capacities, to sign the Registration Statement on Form S-8 of NeuroPace, Inc., and any or all amendments (including post-effective amendments thereto), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joel Becker Joel Becker	Director and Chief Executive Officer (Principal Executive Officer)	March 4, 2025

/s/ Rebecca Kuhn Rebecca Kuhn	Chief Financial Officer and Vice President, Finance and Administration (Principal Financial Officer and Principal Accounting Officer)	March 4, 2025

/s/ Lisa Andrade Lisa Andrade	Director	March 4, 2025

/s/ Frank Fischer Frank Fischer	Director	March 4, 2025

/s/ Uri Geiger Uri Geiger	Director	March 4, 2025

/s/ Scott Huennekens Scott Huennekens	Director	March 4, 2025

/s/ Rakhi Kumar Rakhi Kumar	Director	March 4, 2025

/s/ Joseph S. Lacob Joseph S. Lacob	Director	March 4, 2025

/s/ Renee Ryan Renee Ryan	Director	March 4, 2025